Exhibit 5.1

June 9, 2023

MSA Safety Incorporated

1000 Cranberry Woods Drive

Cranberry Township, Pennsylvania 16606

Ladies and Gentlemen:

We have acted as counsel to MSA Safety Incorporated, a Pennsylvania corporation (the “Company”), in connection with the filing by the Company on the date hereof of a Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (the “Post-Effective Amendment”) with the Securities and Exchange Commission (the “Commission”) covering certain shares of the Company’s common stock, no par value (the “Shares”), issuable pursuant to its 2023 Management Equity Incentive Plan (the “Plan”), such Shares having originally been authorized for issuance under the 2016 Management Equity Incentive Plan (the “Prior Plan”) (previously named MSA Safety Incorporated 2008 Management Equity Incentive Plan), all as further described in the “Explanatory Note” to the Post-Effective Amendment. This opinion is being furnished at the Company’s request in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended, and no opinion is expressed herein as to any matter pertaining to the contents of the Post-Effective Amendment or the prospectus forming a part thereof, other than as to the issue of the Shares.

In rendering the opinion hereinafter expressed, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction as being true reproductions of originals, of all such documents, records, agreements and other instruments, including the Post-Effective Amendment, the Plan, the Amended and Restated Articles of Incorporation of the Company, the Amended and Restated By-laws of the Company, and corporate minutes of the Company as we have deemed necessary and appropriate for the purpose of this opinion. We have assumed that there are no agreements or understandings between or among the Company and any participants in the Plan that would expand, modify or otherwise affect the terms of the Plan or the respective rights or obligations of any participants thereunder. We have further assumed the genuineness of all signatures, the authenticity of all documents, certificates and records submitted to us as originals, the conformity to original documents, certificates and records of all documents, certificates and records submitted to us as copies, and the truthfulness of all statements of fact contained therein.

Based upon the foregoing, and having regard to legal considerations and other information that we deem relevant, we are of the opinion that, as of the date hereof, when the Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the participants, and have been issued by the Company against payment therefor in the circumstances contemplated by the Plan and assuming in each case that the individual issuances, grants or awards under the Plan are duly authorized by all necessary corporate action of the Company and duly issued, granted or awarded and exercised and paid for, for consideration at least equal to the par value thereof, in accordance with the requirements of law and the Plan (and the agreements and awards duly adopted thereunder and in accordance therewith), the issue and sale of the Shares shall have been duly authorized by all necessary corporate action of the Company and, when and to the extent that the Shares are issued in accordance with the foregoing, such Shares will be validly issued, fully paid and non-assessable.

We express no opinion herein as to the laws of any state or jurisdiction other than the Business Corporation Law of the Commonwealth of Pennsylvania.

We hereby consent to the filing of this opinion as an exhibit to the Post-Effective Amendment and the reference to this firm therein. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Reed Smith LLP

Reed Smith LLP